CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  and  "Independent   Auditors"  in  the  Prospectus  and  "Financial
Statements" in the Statement of Additional Information in Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A, No. 33-27352) of Endeavor Series Trust.

We also consent to the incorporation by reference of our report dated February 11, 1998, with respect to the financial statements included in the Annual Report of Endeavor Series Trust (consisting of the Dreyfus Small Cap Value Portfolio, Dreyfus U.S. Government Securities Portfolio, Enhanced Index Portfolio, Opportunity Value Portfolio, Value Equity Portfolio, TCW Managed Asset Allocation Portfolio, TCW Money Market Portfolio, T. Rowe Price Equity Income Portfolio, T. Rowe Price Growth Stock Portfolio, and T. Rowe Price International Stock Portfolio) for the year ended December 31, 1997.

                                                          ERNST & YOUNG LLP


Boston, Massachusetts
February 23, 1998


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